                                                                 Exhibit (16)(a)
YIELD COMPUTATION

FUND:  Galaxy Bond Fund Class D

PERIOD:  October 1 - October 31, 1988

FORMULA:

                        a-b       6
          YIELD = 2 [ ( ---- + 1 )  - 1 ]
                        cd

WHERE:    a = income for the period as defined by SEC rules

          b = expenses accrued for the period

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends

          d = the maximum offering price per share on the last day of the period

FOR THE PERIOD INDICATED ABOVE, THESE FACTORS WERE:

          a = $430,199.47

          b = $48,040.61

          c = $5,621,544.59

          d = $10.39

YIELD = 7.98%
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AVERAGE ANNUAL TOTAL RETURN COMPUTATION

NO LOAD

FUND:  GALAXY BOND FUND

                n
FORMULA:  P(1+T)  = ERV

WHERE:    P = a hypothetical initial payment of $1,000

          T = average annual total return

          n = number of years

          ERV = Ending Redeemable Value of a hypothetical $1,000
              payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof).



                                                    ENDING               AVERAGE
                              DATES               REDEEMABLE           ANNUAL RATE
       PERIOD                COVERED                VALUE               OF RETURN                      * FORMULA
---------------------------------------------------------------------------------------------------------------------------

FROM FUND                   09/01/88              $1,039.00            3.90%                  @RATE (1,039.00, 1,000, 1.00)

INCEPTION** to              10/31/88

** Period =                 0.16 Years



* LOTUS 123 @RATE function:

          @RATE (fv, pv, term)     The periodic interest rate necessary for
                                   present value "pv", to grow to future value
                                   "fv", over the number of compounding periods in "term".

            1/n
          fv
          --   - 1
          pv